Exhibit 99.1

Press Release

Contacts:

John Woolford

Westwicke Partners, LLC

443-213-0506

john.woolford@westwickepartners.com

EXACT Sciences Board of Directors Rejects Acquisition Proposal from Sequenom, Inc.

Marlborough, MA (January 12, 2009) – EXACT Sciences Corporation (NASDAQ: EXAS) announced that its Board of Directors has unanimously rejected an acquisition proposal by Sequenom, Inc. (NASDAQ: SQNM) to acquire EXACT for $1.50 per share in Sequenom common stock, subject to a collar.

The Board, after reviewing the proposal with its financial and legal advisors, has determined to reject the proposal.  The Company is actively pursuing a strategic alternative that the Board believes can provide greater value to EXACT and its shareholders than the Sequenom proposal.

About EXACT Sciences Corporation

EXACT Sciences Corporation uses applied genomics to develop patient-friendly screening technologies for use in the detection of cancer.  EXACT maintains an exclusive license agreement in the United States and Canada with Laboratory Corporation of America® Holdings (LabCorp®) for certain intellectual property relating to stool-based DNA screening.  EXACT continues to retain rights to offer a colorectal cancer testing service itself within the United States, to develop a U.S. Food and Drug Administration cleared or approved in vitro diagnostic colorectal cancer test kit, and rights to license its colorectal cancer technologies outside of the United States and Canada.  Stool-based DNA technology is included in the colorectal cancer screening guidelines of the American Cancer Society and the U.S. Multi-Society Task Force on Colorectal Cancer (a group comprised of representatives from the American College of Gastroenterology, American Gastroenterological Association, and American Society for Gastrointestinal Endoscopy), and the American College of Radiology.  The Company has 115 patents in the United States and abroad, with key intellectual property assets applicable to the field of oncology and reproductive health.  EXACT Sciences is based in Marlborough, Mass.

Certain statements made in this press release that are not based on historical information are express or implied forward-looking statements relating to, among other things, EXACT Sciences’ expectations concerning its long-term potential and similar matters. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond EXACT Sciences’ control, and which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things, EXACT Sciences’ ability to secure FDA approval or clearance for any of its products; changes in FDA guidance or policy; the ability to attract prospective collaborators or other parties to enter into a collaboration, acquisition or other strategic transaction with EXACT; the ability to raise additional capital on acceptable terms; the clinical performance and market acceptance of its technologies; the reproducibility of its research results in subsequent studies and in clinical practice; sufficient investment in the sales and marketing of EXACT Sciences’ technologies; the success of its strategic relationship with LabCorp; EXACT Sciences’ ability to license certain technologies or obtain raw materials for its technologies; the ability to convince Medicare and other third-party payors to provide adequate reimbursement for EXACT Sciences’ technologies; the ability to convince medical practitioners to order tests using EXACT Sciences’ technologies; the ability to increase the performance its technologies; the ability of EXACT Sciences or LabCorp to lower the cost of stool-based DNA screening technologies through automating and simplifying key operational processes; the number of people who decide to be screened for colorectal cancer using EXACT Sciences’ technologies; competition; the ability to protect EXACT Sciences’ intellectual property and the cost of enforcing or defending EXACT Sciences in litigation relating to intellectual property rights; and the possibility that other companies will develop and market novel or improved methods for detecting colorectal cancer.  Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. EXACT Sciences undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise and specifically disclaims any obligation to provide updated information concerning the potential strategic alternatives that it is actively pursuing. For additional disclosure regarding these and other risks faced by EXACT Sciences, see the disclosure contained in EXACT Sciences’ public filings with the Securities and Exchange Commission including, without limitation, its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC.

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